Exhibit 99.1

RCN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands)

	Successor	Successor	Predecessor
	4th Qtr Ended December 31, 2005	December 21 to December 31, 2004	October 1 to December 20, 2004
Revenues	$139,920	$16,372	$106,560
Costs and expenses:
Direct expenses	47,494	5,958	34,467

Selling, general and administrative (exclusive of stock-based compensation shown separately below)	70,502	7,996	55,301
Non-cash stock-based compensation	4,375	-	712
Impairments, exit cost and restructuring	1,548	-	(5,986)
Depreciation and amortization	49,658	5,218	47,629

Operating loss	(33,657)	(2,800)	(25,563)
Investment income	1,641	-	724
Interest expense	11,002	888	9,590
Gain (loss) on sale of assets	(222)	-	1,875
Other expense, net	(905)	-	(424)

Loss from continuing operations before reorganization items, income taxes and equity in income (loss) of unconsolidated entities	(44,145)	(3,688)	(32,978)
Reorganization income (expense), net	11,113	-	(62,910)
Gain on settlement of liabilities subject to compromise and restructuring	-	-	1,166,027
Gain from “Fresh Start” adjustments	-	-	173,178
Income tax expense (benefit)	84	-	(114)

Income (loss) from continuing operations before equity in unconsolidated entities	(33,116)	(3,688)	1,243,431
Equity in loss of unconsolidated entities	-	-	(2,044)
Impairment of unconsolidated entities	-	-	(25,689)

Net income (loss) from continuing operations	(33,116)	(3,688)	1,215,698
Income (loss) from discontinued operations, net of tax	(149)	-	600
Gain on sale of discontinued operations, net of tax	-	-	440

Net income (loss)	$(33,265)	$(3,688)	$1,216,738